UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

iRobot Corporation

(Name of Registrant as Specified in Its Charter)

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Company-wide Announcement

From: Colin M. Angle

To: iRobot Employees, Interns and Contractors

Subject: iRobot to join Amazon

iRoboteers,

We are writing today to share some very important news. This morning, we announced that iRobot and Amazon have entered into an agreement for Amazon to acquire iRobot. A copy of the press release is here. This is the beginning of a new and exciting chapter for iRobot, and you should all be extremely proud of the work you’ve contributed to get us here. Together, we will be able to accelerate realization of iRobot’s vision to build the world’s most thoughtful home innovations that make life better. We will always be a mission-driven group of builders, and it’s important to all of us that we partner with a company that supports our ambitions as Amazon truly does.

We have worked successfully with Amazon for many years as a valuable retail and technology partner. After meeting with the Amazon team more recently, it was clear we shared a common goal of making customer’s lives easier. Amazon recognizes the incredible team that has helped reinvent the way people clean inside the home. Innovation is at the core of building products and services to make life easier. We believe that together, we can bring more innovation and options to customers. Amazon and iRobot both have long histories of challenging the status quo and turning new ideas into reality. I am excited for iRobot to be joining Amazon and exploring new ways to build the future together.

So, what does this announcement mean for you?

Until the transaction closes, we will continue to operate as two separate companies and our priorities, projects, and goals do not change because of the deal. Today’s announcement is just the first communication and if there are updates, you will hear it from the iRobot executive team directly. I realize that this is big news, and you will have questions. Please join me today for a Town Hall meeting, where I will share more on the transaction (meeting invitation to come). In the meantime, we’ve posted an FAQ on Homebase to help answer initial questions.

We expect that today’s announcement will generate increased interest in our company. Consistent with company policy, should you receive any calls from the media, please point them to the press release from Amazon and iRobot and if they have further questions, please direct them to publicrelations@irobot.com.

This tremendous milestone is a direct reflection of your consistent hard work and dedication including throughout the pandemic, which has made operating our business more challenging than usual. We are so incredibly proud of what we have built at iRobot and believe that we are only getting started. Our mission to empower people to do more is a bold one, and I’m confident that with Amazon, we can move faster to realize it. This is a very exciting time for our organization, and I look forward to your continued support as we take this next step together.

Onward,

Colin

Top Q&A

1.

Why is Amazon acquiring iRobot? Amazon and iRobot have a shared goal of making customers’ lives easier and better. Amazon is excited to invent with iRobot’s talented team of mission-driven builders. We believe that together we can bring more options and innovation to customers.

2.

Why this is good for iRobot? Through this acquisition, Amazon and iRobot can realize their shared goal of making customers’ lives easier. Amazon has an inventive, customer-centric, long-term oriented culture where entrepreneurs thrive. By joining the Amazon family, we will be empowered to accelerate our businesses and delight customers with the help of Amazon’s resources and technology.

3.

What does this mean for me? As the deal has not yet closed, there are many details that still need to be worked out and nothing is changing today. When appropriate, the iRobot leadership team will begin a regular cadence of communications. Until then, you may use the acquisition support resources on Homebase or email the iRobot Integration team at irobot_amazon@irobot.com.

4.

What does this mean for iRobot’s overall strategy? As the deal has not yet closed, there are many details that still need to be worked out and nothing is changing today; we will continue to work to achieve our strategic priorities.

5.

What does this mean for iRobot R&D and innovation? Amazon has a long and well-established track record of supporting founder-led businesses and helping them to evolve and flourish. Amazon is excited to partner with iRobot’s team of mission-driven builders to create inventions that customers love.

6.

Will I have a job after the deal closes? The deal has not yet closed. Nothing is changing today and there are no planned changes to jobs upon closing due to the acquisition by Amazon. Amazon recognizes the value of our inventive team of builders.

7.

Will there be changes in reporting relationships or job responsibilities when the deal closes? The deal has not yet closed and nothing is changing today. When the deal closes, iRobot will become a subsidiary of Amazon and align to Dave Limp’s org; Colin Angle will continue to lead iRobot.

8.

Will there be changes to my benefits? Nothing is changing with iRobot benefits at this time. Through the sign to close period we will be working on integration planning and will keep you informed if there are any changes.

9.

Will the iRobot brand change or cease? There are no planned changes to the iRobot brand. Amazon values the iRobot brand and inventive products and is looking forward to growing and evolving the iRobot brand together.

10.

What can employees expect between the transaction announcement and closing? The transaction is subject to customary closing conditions, including the approval of iRobot’s shareholders and regulatory approvals. Until that happens, Amazon and iRobot remain two separate companies, and there will be no impact to you and your day-to-day responsibilities due to the acquisition announcement.

11.

Will the transaction impact any current or planned product launches? No, the transaction does not impact any current or planned product launches. The deal has not yet closed, and until it does, iRobot and Amazon will continue to operate as two separate companies.

12.

Will the transaction impact Aeris Cleantec product roadmap? As the deal has not yet closed, there are many details that still need to be worked out but there are no planned changes for Aeris Cleantec due to the acquisition.

13.

If a customer/vendor/supplier/partner asks me questions about Amazon or the transaction, what should I say? Please point them to the press release and if they have further questions, please direct them to irobot_amazon@irobot.com. Designated iRobot leaders will be receiving materials to assist in conversations with key business partners.

14.

What can I say if someone from the media, an industry analyst or a blogger contacts me about the deal? Consistent with company policy, should you receive any calls from the media, please point them to the press release and if they have further questions, please direct them to irobot_amazon@irobot.com.

15.

Can I tell my family and friends? Yes! The acquisition announcement is public – please reference the joint press release here but please do not share further information. Also, please remember to adhere to iRobot’s communication and confidentiality policies.

16.	Are there any guardrails I should be aware of when communicating about the transaction? Please continue to iRobot’s Communications Policy as you do today.

17.

Can I post something on social media? If you’d like to post something about the deal, we’d suggest sharing a link to the joint press release here and not sharing any further information. Please do not link to or engage with any external content or media articles because your engagement may appear as endorsement of information or speculation that may not be true.

18.	Do I change my LinkedIn profile? No. This deal has not yet closed and until it does, you remain an employee of iRobot or its subsidiaries.

Important Information and Where to Find It

In connection with the proposed transaction between iRobot Corporation, a Delaware corporation (the “Company”) and Amazon.com, Inc., a Delaware corporation, a Delaware corporation (“Amazon”), the Company will file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investor.irobot.com or by contacting the Company’s investor relations department at the following:

iRobot Corporation

Andrew Kramer

investorrelations@irobot.com

(781) 430-3003

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 11, 2022, and will be included in the Proxy Statement (when available). Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Amazon, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.